SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 15, 2007
(Date of Report - Date of Earliest Event Reported)

Unicorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

2-73389 (Commission File Number)	75-1764386 (IRS Employer Identification No.)

5075 Westheimer, Suite 975, Houston, TX 77056
(Address of principal executive offices, including zip code)

(713) 402-6700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 15, 2007, the Company entered into an amended and restated employment agreement with Mr. Casey to serve as as the Chief Executive Officer, commencing on January 15, 2007 and terminating on December 31, 2007. Mr. Casey shall have the right to terminate his employment agreement at any time and for no stated reason. The Company may terminate his employment agreement only upon Mr. Casey’s disability, death or with cause. The employment agreement entitles Mr. Casey to a monthly base salary of $16,000, and eligibility to receive bonuses based on certain operating income milestone’s achieved by the Company. The employment agreement also provides for car, health plan and home office allowances. If Mr. Casey’s employment is terminated for any reason other than death, disability or without cause, he shall receive $192,000 payable in twelve monthly installments, all unreimbursed expenses, and any bonus earned as of his termination date. Mr. Casey’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company.

On January 15, 2007, the Company and Mr. Chase entered into an amended and restated employment agreement whereby the Company agreed to employ Mr. Chase as the Chief Financial Officer, commencing on January 15, 2007 and terminating on December 31, 2007. Mr. Chase shall have the right to terminate his employment agreement at any time and for no stated reason. The Company may terminate his employment agreement only upon Mr. Chase’s disability, death or with cause. The employment agreement entitles Mr. Chase to a monthly base salary of $9,000, and a non-qualified stock option to purchase 120,000 shares of Company common stock at an exercise price of $0.36 per share, which option vested on January 15, 2007. The employment agreement also provides for a car allowance. If Mr. Chase’s employment is terminated for any reason other than death, disability or without cause, he shall receive $108,000 payable in twelve monthly installments and all unreimbursed expenses as of his termination date. Mr. Chase’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company.

On January 25, 2007, the Company and Mr. Ley entered into an employment agreement whereby the Company agreed to employ Mr. Ley as the Executive Vice President of Exploration and Chief Strategy Officer, commencing on February 1, 2007 and terminating on January 31, 2008. Mr. Ley shall have the right to terminate his employment agreement at any time and for no stated reason. The Company may terminate his employment agreement only upon Mr. Ley’s disability, death or with cause. The employment agreement entitles Mr. Ley to a monthly base salary of $15,000, and a non-qualified stock option to purchase 700,000 shares of Company common stock at an exercise price of $0.10 per share, which options vest based on certain perforamce milestones. The employment agreement also provides for car, health plan and home office allowances. If Mr. Ley’s employment is terminated for any reason other than death, disability or without cause, he shall continue to be paid, as severance pay, an amount equal to his salary at the time of termination until the earlier of the end of the employment term or sixty (60) days from the date of termination and all unreimbursed expenses as of his termination date. Mr. Ley’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company.

Item 9.01 Financial Statements and Exhibits

10.1  Amended and Restated Employment Agreement - Mr. Kevan Casey

10.2  Amended and Restated Employment Agreement - Mr. Carl A. Chase

10.3  Employment Agreement - Mr. Arthur B. Ley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 26, 2007   UNICORP, INC.
                (Registrant)

                By: /s/ KEVAN CASEY
                Kevan Casey, Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.      IDENTIFICATION OF EXHIBIT

10.1    Employment Agreement - Mr. Kevan Casey

10.2    Employment Agreement - Mr. Carl A. Chase

10.3    Employment Agreement - Mr. Arthur B. Ley